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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.



                      Date of Report     April 18, 2000


                         SBA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

        Florida                                  333-50219                         65-0716501
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    (State or other jurisdiction           Commission File Number              (I.R.S. Employer
  of incorporation or organization)                                           Identification No.)



            One Town Center Road, Boca Raton, Florida                   33486
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            (Address of principal executive offices)                 (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") reported that in the first quarter it increased its tower portfolio by 188 towers to 1,351 total towers. Of the 188 towers added in the first quarter, 112 were newly-built and 76 were acquisitions of existing towers. The 76 towers were acquired in fifteen separate transactions at an aggregate price of $30.3 million. Based on tenant leases executed as of March 31, 2000, same tower revenue growth for the trailing twelve months on the 586 towers SBA owned as of March 31, 1999 was 33%.

                  At March 31, 2000, SBA was involved in projects for over 1,500 new tower builds for its ownership throughout the nation, consisting of over 600 build-to-suit mandates from wireless carriers and over 900 sites SBA is developing through its strategic siting efforts. The increase in build-to-suit mandates reflects new agreements SBA entered into in the first quarter with Alamosa PCS and Telecorp PCS, which agreements SBA estimates will each produce at least 100 new towers.

                  SBA also announced two executive-level management changes. Jeffrey A. Stoops, previously its Chief Financial Officer, has been promoted to President, and will be responsible for all day-to-day operations of SBA. Steven E. Bernstein continues in the role of Chairman and Chief Executive Officer. John Marino, previously Vice President - Corporate Development, has been promoted to Chief Financial Officer.
Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1    Press release dated April 11, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




April 18, 2000                              /s/  Pamela J. Kline
                                            --------------------
                                                 Pamela J. Kline
                                                 Chief Accounting Officer